                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant | |

Filed by a Party other than the Registrant |X|

Check the appropriate box:

     | | Preliminary Proxy Statement

     | | Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

     | | Definitive Proxy Statement

     | | Definitive Additional Materials

     |X| Soliciting Material Under Rule 14a-12

                         PREMIERE GLOBAL SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                     CRESCENDO PARTNERS II, L.P., SERIES E
                          CRESCENDO INVESTMENTS II, LLC
                                ERIC S. ROSENFELD
                                 COLIN D. WATSON
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     |X| No fee required.

     | | Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
         and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

     | |  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

     | |  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

                                       2

      Crescendo Partners II, L.P., Series E ("Crescendo Partners"), together with the other participants named herein, is filing materials contained in this
Schedule 14A with the Securities and Exchange Commission ("SEC") in connection with the solicitation of proxies for the election of two nominees as directors and in support of its business proposal at the 2007 annual meeting of stockholders (the "Annual Meeting") of Premiere Global Services, Inc. ("Premiere
Global"). Crescendo Partners has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

      Item 1: On December 1, 2006, the following news story was issued by
Reuters:

ACTIVIST FUND SAYS PLANS PROXY BID AT PREMIERE

Fri Dec 1, 2006 4:58 PM ET

NEW YORK, Dec 1 (Reuters) - Activist hedge fund Crescendo Partners II LP on
Friday said it plans a proxy campaign at Premiere Global Services Inc., pushing shares in the business services company up 9 percent.

New York-based Crescendo, which holds a 4 percent stake in Premiere, said in a press release that it plans to nominate two new board members to the company and propose that it change company bylaws on board member elections.

Premiere shares rose 74 cents, or 9.1 percent, to close at $8.89 on the New York
Stock Exchange on Friday.

"We believe that the shares of Premiere Global are significantly undervalued,"
said Eric Rosenfeld, president and chief executive of Crescendo, in a statement.
He said he is urging the company to "explore strategic alternatives to maximize stockholder value."

The hedge fund, a veteran of more than 20 proxy contests at various companies, said it will nominate Rosenfeld and aerospace executive Colin Watson to the
Premiere board.

Atlanta-based Premiere, which provides communications and document processing services to Fortune 500 companies, has a market capitalization of some $571 million. Its shares have dropped from around $12 a share in July 2005 to trade around $8 this week.

At a conference on Friday in New York, Rosenfeld said the firm recently began buying shares in Premiere to start a proxy campaign. "We just finished buying our stock and we bought as much as we could," said Rosenfeld. "We're not joking around. There is a proxy battle they are facing."

Premiere representatives could not immediately be reached for comment.

Crescendo this year was part of a dissident shareholders group that ran a proxy campaign at Bazooka bubble gum maker Topps Co. The campaign ended in July when
Topps agreed to put three members of the dissident group on its board, including
Crescendo partner Arnaud Ajdler.

                                       3

Speaking at a conference on shareholder activism sponsored by Institutional
Investor on Friday, Rosenfeld suggested that the Topps campaign might restart if the pace of change doesn't improve at the confectionary maker.

"Unless we effectuate change, we're going to have to have another proxy fight next spring (at Topps)," said Rosenfeld.

                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

      Crescendo Partners II, L.P., Series E ("Crescendo Partners"), together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its nominees and support of its business proposal at the 2007 annual meeting of stockholders of Premiere Global Services, Inc., a Georgia corporation (the
"Company").

      CRESCENDO PARTNERS ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE
PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY
WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO
CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE
PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY
STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO
THE PARTICIPANTS' PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE
NUMBER: (800) 322-2885 OR BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

      The participants in the proxy solicitation are Crescendo Partners II,
L.P., Series E, a Delaware limited partnership ("Crescendo Partners"), Crescendo
Investments II, LLC, a Delaware limited liability company ("Crescendo
Investments II"), Eric Rosenfeld and Colin D. Watson (the "Participants").

      Crescendo Partners beneficially owns 2,809,400 shares of Common Stock of the Company. As the general partner of Crescendo Partners, Crescendo Investments
II may be deemed to beneficially own the 2,809,400 shares of the Company beneficially owned by Crescendo Partners II. Eric Rosenfeld may be deemed to beneficially own 2,809,400 shares of the Company by virtue of his position as managing member of Crescendo Investments II.

      Mr. Watson beneficially owns 5,000 shares of the Company.

                                       4